SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 19, 1999

             TELECOMMUNICATIONS GROWTH & INCOME FUND L.P.
          (Exact name of registrant as specified in its charter)

      Virginia         	    	033-26427		 		54-1482898
------------------------         ------------       	    ------------
(State or other                 (Commission            (IRS Employer
jurisdiction of                    File                Identification
incorporation)                    Number)                   Number)

  1525 Wilson Boulevard, Arlington, VA         			22209
-------------------------------------------------        ------------
  (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:   (703) 247-2900
                                                             -----------------

Item 1.    Changes in Control of Registrant

     Not Applicable.

Item 2.    Acquisition or Disposition of Assets


[INSERT TEXT]

	On January 19, 1999, Tower Ventures Limited Partnership, a Pennsylvania Limited Partnership (Tower Ventures) entered into an asset purchase agreement to sell to Pinnacle Towers Inc., a Delaware corporation
(Pinnacle), the radio tower, associated buildings, equipment and land relating to the tower business owned by Tower Ventures and located in Montgomery County, Pennsylvania.

	Telecommunications Growth & Income Fund L.P. (TGIF) owns a 99% general partnership interest in and controls Tower Ventures.

	Total consideration under the asset purchase agreement was $8,531,000, which was to be paid by $7,906,000 cash and an escrowed deposit of $625,000. On January 19, 1999, Tower Ventures received cash at closing in the amount of $7,797,217, which was the purchase price of $8,531,000, net of closing costs of $86,395, the escrow deposit of $625,000, adjustments for the seller's pro rata share of 1999 taxes of $1,582, and the buyer's pro rata share of January lease receipts of $23,970.

Item 3.    Bankruptcy or Receivership

     Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant

     Not Applicable.

Item 5.    Other Events

     Not Applicable.

Item 6.    Resignation of Registrant's Directors

     Not Applicable.

Item 7.    Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

Not Applicable.

     (b)  Pro Forma Financial Information.

          The required pro forma financial information is not available at this time. Such information will be filed by amendment not later than 60 days after the date this report is required to be filed.

     (c)  Exhibits.


         	10.1		Asset Purchase Agreement dated as of January 19, 1999
between Tower Ventures Limited Partnership and
Pinnacle Towers, Inc. (excluding attachments and
exhibits).


                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: February 2, 1999


             TELECOMMUNICATIONS GROWTH AND INCOME FUND, L.P.


                  By: TELECOMMUNICATIONS GROWTH AND INCOME FUND, INC.

By:	/s/
--------------------------------
Name:  B. Eric Sivertsen
Title:  Vice-President, Secretary, Director,
	and Chief Financial and Accounting Officer



	INDEX TO EXHIBITS
=====================================================================
     EXHIBIT	|
     NUMBER   	| 	DESCRIPTION
---------------------------------------------------------------------
10.1	   	|	Asset Purchase Agreement dated as of January 19, 1999
between Tower Ventures Limited Partnership and
Pinnacle Towers, Inc. (excluding attachments and exhibits).

2